Exhibit 10.17

Amendment to Exclusive License Agreement

December 8, 2004

PROTOX THERAPEUTICS INC, a corporation having its principal office at 1400-1055 West Hastings St, Vancouver, BC, Canada, V6E 2E9

(hereinafter “Protox”)

AND

UNIVERSITY OF VICTORIA INNOVATION AND DEVELOPMENT CORPORATION, having its principle office at R-Hut, McKenzie Ave, University of Victoria, Victoria, BC, Canada, V8W 3W2

(hereinafter “IDC”)

AND

THE JOHNS HOPKINS UNIVERSITY, a non-profit corporation duly incorporated under the laws of Maryland and having an office at 3400 N. Charles Street, Baltimore, Maryland 21218 USA

(hereinafter “JHU”)

(Hereinafter altogether to be referred to as the “Parties”)

The Parties write this Amendment in regard to the Exclusive License Agreement (the “License Agreement”) dated September 30, 2004 between Protox Therapeutics Inc. (“Protox”), The Johns Hopkins University (“JHU”) and University of Victoria Innovation and Development Corporation (“IDC”).

The Parties write this Amendment letter to clarify two errors contained in the License Agreement.

1.	Name of Protox

As a result of a drafting error, Protox Pharmaceuticals Inc, a wholly owned subsidiary of Protox, mistakenly executed page 18 of the License Agreement. By this Amendment, the Parties confirm that the Parties had intended that the License Agreement be executed by Protox. In this regard, by signing this Amendment, the Parties are acknowledging and confirming that in consideration for the payment of $1.00 made by each party to the other, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree to amend page 18 of the License Agreement by removing “Protox Pharmaceuticals Inc.” as a signatory to the License Agreement and inserting “Protox Therapeutics Inc.” in its place.

2.	Execution Date

Under Article 1 (Definitions) of the License Agreement, the “Effective Date” of the License Agreement (page 4) is defined as “…means the date the last party hereto has executed this Agreement”. By error, only JHU included a date along with their representative’s signature (specifically, September 30, 2004; see page 18). However, it was also the intent of IDC and Protox to also execute the License Agreement on this same date (i.e. September 30, 2004), even though dates were not included with their representative’s signatures. In addition, all parties to the License Agreement have, in good faith, been using September 30, 2004 as the actual Effective Date of the License Agreement, for their independent and shared activities and correspondence to date. Therefore, to avoid any possibility for future confusion, by signing this Amendment, the Parties are acknowledging and confirming that in consideration for the payment of $1.00 made by each party to the other, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree that the Effective Date of the License Agreement between Protox, IDC and JHU referred to herein, is September 30, 2004 and agree to amend page 18 of the License Agreement by adding the date September 30, 2004 beside each of the signatures of the representatives of IDC and Protox.

In all other respects, all representations, covenants, clauses, agreements, provisions, stipulations, conditions, powers, matters and things whatsoever contained in the License Agreement are to remain in full force and effect

Counterparts

This Amendment to Exclusive License Agreement may be signed by the signatories in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and where the date of execution shall be deemed to be the last date signed set out below.

Agreed to by the parties, by their authorized signatories, as shown below:

UNIVERSITY OF VICTORIA INNOVATION AND DEVELOPMENT CORPORATION
PER:

/s/ Doug Tolson	Dec. 8/2004
Doug Tolson, Vice-President	Date Signed

THE JOHNS HOPKINS UNIVERSITY
PER:

/s/ Keith Baker	1/10/05
Keith Baker, Senior Director of Licensing	Date Signed

PROTOX THERAPEUTICS INC
PER:

/s/ Taz Esmail	Dec. 20/2004
Taz Esmail, President and CEO	Date Signed